Exhibit 107

Calculation of Filing Fee Table

424(b)(2)

(Form Type)

Boston Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	256,073(1)	—	$12,747,524.72	—	—	S-3	333-238607	May 22, 2020	$729.05(2)

	Total Offering Amounts					$12,747,524.72		$(2)

	Total Fees Previously Paid							$(2)

	Total Fee Offsets							—

	Net Fee Due							$0

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), Boston Properties, Inc. (“BXP”) common stock offered hereby shall be deemed to cover additional securities to be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include 256,073 shares of BXP common stock that had been previously registered pursuant to the combined registration statement of BXP and Boston Properties Limited Partnership (“BPLP”) on Form S-3 filed on May 22, 2020 (Registration No. 333-238607) (the “2020 Combined Shelf”) and were not sold thereunder. The 256,073 shares of unsold common stock were originally registered on BXP’s registration statement on Form S-3 filed on November 12, 2008 (Registration No. 333-155309), which we refer to as the “2008 BXP Registration Statement,” relating to prospectus supplements filed pursuant to Rule 424(b)(2) on April 1, 2011, June 9, 2009 and May 12, 2009. The registration fees with respect to such securities, totaling $729.05, were previously paid in connection with the filing of the prospectus supplements relating to such securities and were carried forward to the combined registration statement of BXP and BPLP on Form S-3 filed on May 17, 2023 (Registration Statement No. 333-272012) (the “2023 Combined Shelf”) to which this prospectus supplement relates, and will be applied to the securities registered pursuant to this prospectus supplement. Pursuant to Rule 415(a)(6), the offerings of the unsold securities registered under the 2020 Combined Shelf were deemed terminated as of the date of effectiveness of the 2023 Combined Shelf.

The securities originally registered under the 2008 BXP Registration Statement were carried forward pursuant to Rule 415(a)(6) from the 2008 BXP Registration Statement to the combined registration statement of BXP and BPLP on Form S-3 filed on August 9, 2011 (Registration No. 333-176157), the combined registration statement of BXP and BPLP on Form S-3 filed on June 3, 2014 (Registration No. 333-196491), the combined registration statement of BXP and BPLP on Form S-3 filed on June 2, 2017 (Registration No. 333-218460) and the 2020 Combined Shelf.